Exhibit 99.3

Newell Brands Announces Agreement with Starboard to End Proxy Contest

Three New Independent Directors to Join Board of Directors

Gerardo “Gerry” I. Lopez, Robert A. Steele and Bridget Ryan Berman Further Strengthen and Diversify

Board, Bringing Operational, Finance and Industry Expertise

HOBOKEN, NJ – April 23, 2018 – Newell Brands (NYSE: NWL) (the “Company” or “Newell Brands”) announced that it has entered into an agreement with Starboard Value LP (“Starboard”) to end its current proxy contest. As part of the agreement, the Board of Directors has appointed two new independent directors, Gerardo I. Lopez and Robert A. Steele, effective immediately. Additionally, the company intends to nominate Bridget Ryan Berman from Starboard’s slate, who has been mutually-agreed upon by Starboard and Carl C. Icahn, Chairman of Icahn Enterprises LP (“IEP”), for election to the Board of Directors at the company’s 2018 Annual Meeting of Shareholders. In connection with the director appointments, Andrew Langham has agreed to step down from the Board, effective immediately and David Atchison will not stand for election.

“We are pleased to welcome Gerry and Robert to the Newell Brands Board of Directors and Bridget’s nomination to the Board as well,” said Patrick Campbell, Chairman of the Board of Directors. “They each bring highly-relevant, industry experience and perspectives, and we look forward to benefiting from their insights. We also greatly appreciate Carl Icahn’s willingness to amend our agreement, and the willingness of his appointees, Messrs. Langham and Atchison, to step down. This Board will continue to take the necessary actions to enhance performance and create value for Newell Brands shareholders.”

“This agreement will enable the Company to now focus exclusively on the execution of our transformation plans and our efforts to strengthen our financial and operational performance,” said Michael Polk, Chief Executive Officer of Newell Brands. “We have listened to and agreed with our shareholders’ desire to see this campaign reach a constructive resolution. We believe the steps we’ve taken to expand our transformation plan with the support and input of Carl Icahn is the right path to significant value creation and to a simpler, stronger and faster Newell Brands. I look forward to working with our Board of Directors to execute our plan and deliver results for shareholders.”

Carl C. Icahn, Chairman of Icahn Enterprises, L.P. (NASDAQ: IEP) commented, “The Company reached out to us and requested that we give up two board seats to avoid a potentially disruptive proxy fight, which could have been especially bad at this important time for the Company. We spoke to Jeff Smith and determined we both have similar goals and objectives to enhance shareholder value, and we therefore agreed to give up two of our seats to avoid a damaging proxy fight. I am pleased that we were able to facilitate peace between the Company and Starboard. Given that the Company has so many more pressing priorities, this is clearly the best outcome for all shareholders. Newell has a great future and we look forward to working with the Board, management team and Starboard.”

Jeff Smith, Chief Executive Officer and Chief Investment Officer of Starboard said, “Newell is a great company with solid assets and a significant opportunity to drive operational improvements to increase earnings, cash flow, and create shareholder value. Following the 2018 Annual Meeting, 9 of the 12 directors will be new to the Board, and we are confident this newly reconstituted Board will bring a refreshed sense of urgency, oversight, and accountability to Newell. We are pleased to have worked constructively with Newell and Carl Icahn to resolve this election contest and look forward to seeing significantly improved results and shareholder value creation over the coming months and years.”

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

Mr. Steele will be appointed to the Company’s Finance Committee, which will be chaired by Courtney Mather and will oversee the company’s financial matters, including divestitures contemplated by the company’s transformation plan, and make recommendations to the Board regarding such topics.

With these immediate changes, and the expected election of Ms. Ryan Berman, in addition to Judith Sprieser, at the 2018 Annual Meeting, Newell Brand’s Board will be expanded to comprise 12 highly qualified and experienced directors, 11 of whom will be independent and all of whom will be experienced leaders.

Ms. Ryan Berman and Ms. Sprieser, whom the Company previously announced its intent to nominate for election, will serve as Board observers until their election at the 2018 Annual Meeting.

Pursuant to the Agreement, Starboard has agreed to withdraw its slate of directors and vote all of its shares in favor of the Newell Brands nominees at the 2018 Annual Meeting of Shareholders. This agreement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

The Company has also entered into an Amendment to the Director Appointment and Nomination Agreement with the Icahn Group to facilitate the Agreement with Starboard, which will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

Goldman Sachs & Co. and Deutsche Bank Securities Inc. are acting as financial advisors to Newell Brands, and Jones Day is acting as legal counsel.

About Bridget Ryan Berman

Bridget Ryan Berman has served as the Managing Partner of Ryan Berman Advisory, LLC, a consumer and investment advisory firm, since January 2018. Prior to that, Ms. Ryan Berman worked as the Chief Experience and Strategy Officer at ENJOY Technology, Inc., a provider of setup and training services for tech products, from June 2016 to January 2018, and as a Management Consultant at Google Inc., where she consulted on consumer and retail strategies from February 2016 to June 2016. Ms. Ryan Berman also served as Chief Executive Officer of Victoria’s Secret Direct, LLC from November 2011 to December 2015. Previously, Ms. Ryan Berman served as a Management Consultant for various retail brands, consulting on business strategy, merchandising, marketing and organizational development from 2008 to 2011, as the Chief Executive Officer of the Giorgio Armani Corporation, a U.S. subsidiary of Giorgio Armani S.p.A., a leading fashion and luxury goods company, from 2006 to 2007, and as Vice President and Chief Operating Officer of Retail Stores for Apple Computer, Inc. (NASDAQ:APPL) from 2004 to 2005. She also served in a variety of positions at Polo Ralph Lauren Corporation (NYSE:RL) over a 14-year period beginning in 1992, most recently as Group President of Polo Ralph Lauren Global Retail, and President and Chief Operating Officer at Polo Ralph Lauren Retail. Ms. Ryan Berman has served on the board of directors of Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a real estate company that owns the Tanger Outlets, since 2009, and Asbury Automotive Group, Inc. (NYSE:ABG), one of the largest automotive retailers in the United States, since April 2018. She also is the Founder and Director of MiracleFeet, a non-profit organization. Ms. Ryan Berman has served on the Advisory Council of the Pamplin College of Business at Virginia Tech University since 2005, earned a Distinguished Alumni Award from the University in 2006 and served as the University’s Commencement Speaker. She previously served on the board of directors of J Crew Group, Inc., a multi-brand, multi-channel, specialty retailer, from 2005 to 2006. She holds a B.S. from Virginia Tech University.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

About Gerardo “Gerry” I. Lopez

Gerry Lopez served as President, Chief Executive Officer and a director of each of Extended Stay America, Inc. and ESH Hospitality, Inc. (paired together as NYSE:STAY), the largest integrated owner/operator of company-branded hotels in North America, from August 2015 through December 2017. From March 2009 to August 2015, Mr. Lopez was the President, Chief Executive Officer and a director of AMC Entertainment Holdings, Inc. (“AMC”) (NYSE:AMC). Prior to joining AMC, he served as Executive Vice President of Starbucks Corporation (NASDAQ:SBUX), where he also served as President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions, from 2004 to 2009. From 2001 to 2004, Mr. Lopez served as President of the Handleman Entertainment Resources division of Handleman Company, a former music distribution company. Mr. Lopez also previously held a variety of executive management positions with International Home Foods, Inc. (formerly NYSE:IHF), the Frito-Lay and Pepsi-Cola divisions of PepsiCo, Inc. (NASDAQ:PEP) and The Procter & Gamble Company (NYSE:PG). Mr. Lopez currently serves as a director of each of Brinker International, Inc. (NYSE:EAT) (since February 2013), and CBRE Group, Inc. (NYSE:CBG), the world’s largest commercial real estate services and investment firm (since October 2015). Mr. Lopez has also previously served as a director of other public and private companies including TXU Corp. (n/k/a Energy Future Holdings Corp.) (formerly NYSE:TXU) (2006-2007); Safeco Corporation (formerly NYSE:SAF) (2008); National CineMedia, Inc. (NASDAQ:NCMI) (2009-2012), Digital Cinema Implementation Partners, LLC (2009-2015), Recreational Equipment, Inc. (REI) (2011-2015), and Open Road Films, LLC (2012-2015). Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

About Robert A. Steele

Robert A. Steele has served on the board of directors of Berry Global Group, Inc. (NYSE:BERY), a provider of value-added plastic consumer packaging, non-woven specialty materials and engineered materials, since October 2014, on the board of directors of LSI Industries Inc. (NASDAQ:LYTS), a provider of corporate visual image solutions to the petroleum/convenience store industry, since July 2016, as Senior Advisor to CVC Capital Advisors, a division of a private equity and investment advisory firm, since November 2011, and as Founder of STEELE Consulting LLC, a consulting firm, since July 2012. In September 2011, Mr. Steele retired from Procter & Gamble Co. (NYSE:PG) as its Vice Chairman Health Care. During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care and Group President of North American Operations. Mr. Steele previously served on the board of directors of Beam Inc. (formerly NYSE: BEAM), from December 2011 until its acquisition by Suntory Holdings Limited in April 2014, Keurig Green Mountain Inc. (formerly NASDAQ:GMCR), from June 2013 until its acquisition by a JAB Holding Company led investor group in March 2016, and Kellogg Company (NYSE:K) from July 2007 to January 2012. Mr. Steele also served on the board of directors of the United Negro College Fund from 2008 to 2011, and the Retail Industry Leaders Association from 2001 to 2006. Mr. Steele holds a Bachelor’s Degree in Economics from the College of Wooster and an M.B.A. from Cleveland State University.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Caution Concerning Forward-Looking Statements

Statements in this release, other than those of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the Company will complete any or all of the potential transactions, or other initiatives referenced here. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	the Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of the Company’s customers;

•	the Company’s ability to improve productivity, reduce complexity and streamline operations;

•	the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings;

•	the Company’s ability to effectively accelerate its transformation plan and explore and execute its strategic options;

•	the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

•	the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of the Company’s key information technology systems or related controls;

•	future events that could adversely affect the value of the Company’s assets and require impairment charges;

•	the impact of United States or foreign regulations on the Company’s operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	the Company’s ability to protect its intellectual property rights;

•	significant increases in the funding obligations related to the Company’s pension plans; and

•	other factors listed from time to time in the Company’s filings with the SEC including, but not limited to, the Company’s most recent Annual Report on Form 10-K.

The information contained in this release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Contacts:

Investors:	Media:
Nancy O’Donnell	Michael Sinatra
SVP, Investor Relations and Corporate	Director, External Communications
Communications	+1 (551) 574-8031
+1 (201) 610-6857	michael.sinatra@newellco.com
nancy.odonnell@newellco.com

or	or

Charlie Koons / Mike Verrechia	James Golden / Ed Trissel
Morrow Sodali	Joele Frank, Wilkinson Brimmer Katcher
+1 (212) 300-2473	+1 (212) 355-4449
NWLinfo@morrowsodali.com	ETrissel@joelefrank.com

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600